Exhibit 3.5
STATE of DELAWARE
CERTIFICATE of INCORPORATION
A STOCK CORPORATION
•	First: The name of this Corporation is McJunkin Development Corporation.

•	Second: Its Registered office in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington County of New Castle Zip Code 19801. The registered agent in charge thereof is The Corporation Trust Company

•	Third: The purpose of the corporation is to engage in any lawful act of activity for which corporations may be organized under the General Corporation Law of Delaware.

•	Fourth: The amount of the total authorized capital stock of this corporation is Dollars ($ ) divided into 1,000 shares of $1.00 Dollars ($ ) each.

•	Fifth: The name and mailing address of the incorporator are as follows:

Name	H. B. Wehrle, III

Mailing Address	835 Hillcrest Drive
Charleston, WV Zip Code 25311
•	I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 3rd day of April, A.D. 2003.

BY:	/s/ H. B. Wehrle, III (Incorporator)

NAME:	H. B. Wehrle, III (Type or Print)

CERTIFICATE OF AMENDMENT OF
THE CERTIFICATE OF INCORPORATION OF
McJUNKIN DEVELOPMENT CORPORATION

Pursuant to Section 242 of the
General Corporation Law of the State of Delaware

McJunkin Development Corporation, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows, as of this 31st day of October, 2007:
(1)	ARTICLE 1 of the Certificate of Incorporation of the Corporation is amended to read in its entirety as follows:
“1: The name of the corporation (hereinafter called the “Corporation”) is McJunkin Red Man Development Corporation.”
(2)	This Certificate of Amendment has been duly adopted by the stockholders of the Corporation in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be executed and acknowledged by its duly authorized officer on the date first written above.

By:	/s/ Tom Graff, Jr.
	Name:	Tom Graff, Jr.
	Title:	Secretary